UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 8, 2006

TABATHA V, INC.

 (Exact name of registrant as specified in its charter)

Colorado	0-31767	84-1536521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  852-2736-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01

Changes in Control of Registrant

On June 8, 2006, there was a change of control.  On that date, First Asia Private Equity Investment Limited acquired control of the Company through purchase of a total of 267,250 shares, or approximately 72.85% of the Company’s issued and outstanding shares.  The shares were purchased from Alliance Capital Management Limited, and the transaction was completed pursuant to the terms of a Stock Purchase Agreement dated June 8, 2006.

The purchase price for the shares was $85,000, or approximately $0.3180 per share, which was paid in cash at closing.  The purchaser used personal funds to complete the purchase.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 22, 2006, Michael Forster and Kathleen Forster resigned as directors and officers of the Company.  The resignations were not the result of any disagreement with the Company.

In conjunction with the resignations of the previous officers and directors, on June 22, 2006, Lau Hing Bun was appointed as the sole member of the Company’s board of directors to fill the vacancy created by the resignations of Michael Forster and Kathleen Forster.  On the same date, Mr. Lau was also appointed as CEO of the Company.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had, or is to have, a direct or indirect material interest.

The new director has not been appointed to any committees of the Board of Directors.  The Company does not currently have standing audit, nominating or compensation committees of the Board of Directors or any other committees performing similar functions. All such applicable functions are currently being performed by the Board of Directors as a whole.

Biographical Information

Biographical information regarding the newly appointed officer and director follows:

Lau Hing Bun was appointed as a director and as CEO of the Company on June 22, 2006.   From 2000 to 2001, he was the Chief Technology Officer of LinuxTimes Company Limited, a Hong Kong based information technology company.  In that capacity, he acted as the head of a technical team that consisted of 30 persons, and which was responsible for product development, solutions, product delivery and pre- and post-sales support. From 2001 to 2003, he was General Manager of Thiz Technology Group Limited, a Hong Kong GEM board-listed company.  Mr. Lau was responsible for the operations of the HK office and of the technical teams located in Taiwan, Hong Kong, and Mainland China. He received a BE in computer science in 1992, and an MBA in 2004. Both degrees were obtained at the Chinese University of Hong Kong. He is also the CEO and director of Mid-AM Systems Inc. and director of Media Century International Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

TABATHA V, INC.

By: /s/ Lau Hing Bun

President and Director

Date:

June 27, 2006